Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Chefs’ Warehouse, Inc.
Ridgefield, CT
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-271203) and Form S-8 (Nos. 333-175974, 333-231587, 333-265238, and 333-288090) of The Chefs’ Warehouse, Inc. (the Company) of our reports dated February 24, 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K..
/s/ BDO USA, P.C.
Stamford, CT
February 24, 2026